Calculation of Filing Fee Tables
S-8
RE/MAX Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock	Other	104,445	$ 6.91	$ 721,714.95	0.0001381	$ 99.67
Total Offering Amounts:						$ 721,714.95		$ 99.67
Total Fee Offsets:								$ 99.67
Net Fee Due:								$ 0.00
Offering Note
[1]	Note (a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Class A common stock, $0.0001 par value per share ("Class A Common Stock"), of RE/MAX Holdings, Inc., a Delaware corporation (the "Registrant"), that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Class A Common Stock. Note (b) Represents shares of Class A Common Stock issuable upon the vesting of restricted stock units ("RSUs") granted to certain employees of the registrant as employment inducement awards under Section 303A.08 of the NYSE Listed Company Manual. Note (c) The proposed maximum offering price per share has been estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of the Registrant's Class A common stock as reported on the New York Stock Exchange on February 18, 2026, because the price at which the securities to be granted in the future may be exercised is not currently determinable.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1	RE/MAX Holdings, Inc.	S-3	333-234187	10/15/2019		$ 99.67	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 400,000,000.00
Fee Offset Sources		RE/MAX Holdings, Inc.	S-3	333-234187		10/15/2019						$ 99.67
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant previously registered the offering of $400,000,000 of securities under a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on October 15, 2019 (File No. 333-234187) (the "2019 Registration Statement"), which was declared effective on December 30, 2019 and expired on December 30, 2022. Of the $400,000,000 of securities registered on the 2019 Registration Statement, for which a contemporaneous fee payment of $51,920.00 was paid, all $400,000,000 of the securities remained unsold when the 2019 Registration Statement expired, leaving $51,920.00 in previously paid fees available for future offset. Subsequently, the registrant registered the offering of $350,000,000 of securities under a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 28, 2023 (File No. 333-270127) (the "First 2023 Registration Statement"), claiming a fee offset of $38,570.00 pursuant to Rule 457(p) under the Securities Act, leaving $13,350.00 in previously paid fees available for future offset. Thereafter, the Registrant registered the offering of $53,803,516.14 of securities under a Registration Statement on Form S-8 filed with the SEC on May 26, 2023 (File No. 333-272219) (the "Second 2023 Registration Statement" and, together with the First 2023 Registration Statement, the "2023 Registration Statements"), claiming a fee offset of $5,929.15 pursuant to Rule 457(p) under the Securities Act, leaving $7,420.85 in previously paid fees available for future offset. Thereafter, the Registrant registered the offering of $8,089,871.84 of securities under a Registration Statement on Form S-8 filed with the SEC on February 22, 2024 (File No. 333-277280) (the "2024 Registration Statement") claiming a fee offset of $1,194.07 pursuant to Rule 457(p) under the Securities Act, leaving $6,226.78 in previously paid fees available for future offset. Thereafter, the Registrant registered the offering of $21,336,000 of securities under a Registration Statement on Form S-8 filed with the SEC on May 20, 2025 (File No. 333-287435) (the "2025 Registration Statement" and, together with the 2024 Registration Statement and the 2023 Registration Statements, the "Prior Registration Statements on Form S-8") claiming a fee offset of $3,266.54 pursuant to Rule 457(p) under the Securities Act, leaving $2,960.24 in previously paid fees available for future offset. Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the offering of $721,714.95 of securities being registered hereby in the amount of $99.67 is offset by $99.67 in registration fees previously paid by the registrant with respect to securities that were not issued pursuant to the 2019 Registration Statement and not claimed for offset in connection with the Prior Registration Statements on Form S-8. Accordingly, no additional registration fees are due to be paid at this time.